AMENDMENT TO
    THE SERVICING PURCHASE AGREEMENT


     This AMENDMENT, dated as of September 25,
1996 (this "Amendment"), between Arrow Financial
Corporation ("AFC"), Arrow Vermont  Corporation
("AVC"), and Green Mountain Bank ("GMB") (collectively, the "Company"), and ALBANK, FSB ("ALBANK"),

               WITNESSETH:

     THAT WHEREAS, AFC, AVC, GMB and
ALBANK are parties to the Servicing Purchase Agreement, dated February 26, 1996 (the "Servicing Purchase
Agreement");

     WHEREAS, Section 7.9 of the Servicing Purchase
Agreement provides that no supplement or modification to the Servicing Purchase Agreement shall be binding unless executed in writing by the Company and ALBANK; and

     WHEREAS, capitalized terms used but not defined herein have the meanings ascribed to them in the Servicing
Purchase Agreement;

     NOW, THEREFORE, in consideration of their mutual promises and obligations hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and ALBANK hereby agree as follows:

     1 .  Pursuant to Section 7.9 of the Servicing
Purchase Agreement, each of the Company and ALBANK hereby agrees to modify Section 2.2 of the Servicing
Purchase Agreement to read as follows:

          Section 2.2 Conveyance of Servicing
     Business; Delivery of Servicing Files; Payment of
     Serviced Loan Suspense Amount: Payment of
     Purchase Price

          On the Closing Date (i) GMB shall sell,
     transfer, assign, set over and convey to ALBANK all of its right, title and interest in, under and to the Servicing Agreements and ALBANK shall assume the duties and obligations of GMB thereunder; and
     (ii) GMB shall transfer to ALBANK the Servicing
     Files in its possession and the originals of the Servicing Agreements. On the Closing Date, or if the Closing Date is not a Business Day, on the first
     Business Day following the Closing Date, (x) GMB shall transfer to ALBANK in immediately available funds by wire transfer, the Serviced Loan Suspense
     Amount as of the Pre-Closing Close of Business, together with interest thereon at the Overnight
     (uncollateralized) Federal Funds Rate from the
     Closing Date to the date of payment; and (y)
     ALBANK shall transfer to GMB or its designee, by wire transfer in immediately available funds, the Purchase Price in accordance with the Purchase and Assumption Agreement. On the Closing Date,
     GMB shall discontinue its servicing activities under the Servicing Agreements, and ALBANK shall begin servicing the Serviced Loans.

     2. The execution, delivery and effectiveness of this Amendment shall not operate as an amendment to or modification of any provision of the Servicing Purchase
Agreement except as expressly provided herein.

     3.   This Amendment shall become effective
when executed by each of the parties hereto, and may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

     4. This Amendment is made and entered into in the State of New York, and to the extent that federal law does not control, the laws of that state shall govern the validity and interpretation hereof.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the day and year first above written.


                          ARROW FINANCIAL CORPORATION


ATTEST:                   By: /s/ Michael F. Massiano
                                  Chairman

/s/ Gerard R. Bilodeau
Senior Vice President
& Secretary

                          ARROW VERMONT CORPORATION


ATTEST:                   By: /s/ Michael F. Massiano
                                  Chairman

/s/ Gerard R. Bilodeau
Senior Vice President
& Secretary

                          GREEN MOUNTAIN BANK

ATTEST:                   By: /s/ John J. Murphy
                                  Treasurer

/s/ Gerard R. Bilodeau
Senior Vice President
& Secretary

                          ALBANK, FSB,

ATTEST:                   By: /s/ Herbert G. Chorbajian
                                  Chairman, President &
                                  Chief Executive Officer
/s/ Freling H. Smith
Senior Vice President/
General Counsel